EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Amendment No.1 to Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated as of November 9, 2018.

MERCURIA ASSET HOLDINGS (HONG KONG) LIMITED

By:	/s/ Ghazi Abu Al-Saud
Name:	Ghazi Abu Al-Saud
Title:	Director

MERCURIA ENERGY GROUP LIMITED

By:	/s/ Guillaume Vermersch
Name:	Guillaume Vermersch
Title:	Director

MERCURIA ENERGY GROUP HOLDING LTD.

By:	/s/ Guillaume Vermersch
Name:	Guillaume Vermersch
Title:	Director

MDJ OIL TRADING LIMITED

By:	/s/ Patrick Burki
Name:	Patrick Burki
Title:	Director

MDJ PARTNERSHIP

By:	/s/ Magid Shenouda
Name:	Magid Shenouda
Title:	Partner

By:	/s/ Marco Dunand
Name:	Marco Dunand

By:	/s/ Daniel Jaeggi
Name:	Daniel Jaeggi